SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 9, 2005

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                                   ATMI, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                      1-16239                06-1481060
 (State or other jurisdiction of   (Commission file number)   (I.R.S. employer
  incorporation or organization)                             identification no.)


            7 Commerce Drive
           Danbury, Connecticut                                       06810
  (Address of principal executive offices)                          (Zip code)


       Registrant's telephone number, including area code: (203) 794-1100


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04   Triggering Events That Accelerate Or Increase A Direct Financial
            Obligation Or An Obligation Under An Off-Balance Sheet Arrangement.

      On March 9, 2005, ATMI, Inc. caused notice to be delivered by mail to the registered holders of its 5.25% convertible subordinated notes due November 15, 2006 to inform such holders that ATMI has elected to redeem the notes in their entirety. As of that date, the aggregate principal amount of the outstanding notes was $115,000,000. The notes were issued pursuant to an Indenture dated as of November 13, 2001 between ATMI and U.S. Bank, as successor trustee. Pursuant to the notice and the terms of the Indenture, the notes will be redeemed on April 8, 2005 at a price of 102.1% of the principal amount of the notes, plus accrued and unpaid interest to April 8, 2005, unless earlier converted. No interest on the notes will accrue after April 8, 2005. Note holders who choose to convert their notes into shares of common stock will have until 5:00 p.m. on Thursday, April 7, 2005 to make their election by informing the corporate trust department of U.S. Bank pursuant to the terms of the Indenture. The conversion rate is 45.0704 shares of common stock per $1000 principal amount of notes, equivalent to approximately $22.19 per share. Were all note holders to elect to convert their notes into shares of common stock, ATMI would need to issue 5.183 million additional shares of common stock, creating diluted shares outstanding of approximately 36.8 million. ATMI will not be obligated to pay the redemption price with respect to any notes that are converted into shares of common stock prior to the redemption date.











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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, ATMI, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2005

                                       ATMI, INC.



                                       By: /s/ Daniel P. Sharkey
                                          ------------------------------------
                                          Name:  Daniel P. Sharkey
                                          Title: Vice President, Treasurer and
                                                 Chief Financial Officer





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